Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Results for Third Quarter 2018

St. Louis, Missouri - October 31, 2018 - Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal third quarter 2018 results for the period ended September 30, 2018.

Third Quarter 2018

On a GAAP basis, revenues for the quarter totaled $655.8 million, increasing $34.1 million, or 5.5%, compared to $621.7 million in the third quarter 2017. Net income was $85.9 million, an increase of $84.9 million from the prior-year period. Net income included a $46.1 million after-tax gain from patent litigation, and net income in the third quarter 2017 included a $32.2 million after-tax loss on debt extinguishment related to debt refinancing and repayment. Net income as a percentage of revenues was 13.1% compared to 0.2% in the prior-year period. EPS was $1.80 compared to $(0.18) in the third quarter 2017.

Adjusted revenues for the quarter totaled $659.0 million, increasing $37.3 million, or 6.0%, compared to $621.7 million in the third quarter 2017. Adjusted EBITDA margin in the third quarter was 19.2%, consistent with the year-ago period. Adjusted EPS was $1.72, increasing 15.4% compared to $1.49 in the third quarter 2017. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “We are pleased to report strong year-over-year earnings growth. However, despite entering the quarter with record backlog, order softness in our Enterprise segment and capacity constraints in our Industrial segment prevented us from meeting our revenue guidance.”

Outlook

“We expect these challenges will continue in the fourth quarter. As a result, we are reducing our revenue and EPS expectations for the remainder of the year. We are disappointed in this near-term outlook revision, yet we remain committed to executing our strategic plan and delivering robust growth and margin expansion longer-term,” said Mr. Stroup.

On a GAAP basis, the Company expects fourth quarter 2018 revenues to be $654 - $674 million and EPS to be $0.84 - $0.94. For the full year ending December 31, 2018, the Company now expects revenues to be $2.585 - $2.605 billion, compared to prior guidance of $2.633 - $2.663 billion, and EPS to be $3.09 - $3.19, compared to prior guidance of $3.52 - $3.72.

The Company expects fourth quarter 2018 adjusted revenues to be $657 - $677 million and adjusted EPS to be $1.60 - $1.70. For the full year ending December 31, 2018, the Company now expects adjusted revenues to be $2.595 - $2.615 billion, compared to prior guidance of $2.643 - $2.673 billion, and adjusted EPS to be $6.00 - $6.10, compared to prior guidance of $6.28 - $6.48.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss the results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 800-281-7973; the dial-in number for participants outside the U.S. is 323-794-2093. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)

All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

	(In thousands, except per share data)
Revenues	$655,774	$621,745	$1,929,978	$1,783,759
Cost of sales	(394,917)	(381,896)	(1,180,931)	(1,078,432)
Gross profit	260,857	239,849	749,047	705,327
Selling, general and administrative expenses	(132,716)	(116,129)	(396,430)	(346,786)
Research and development	(33,471)	(35,442)	(107,781)	(105,108)
Amortization of intangibles	(25,533)	(27,162)	(74,990)	(77,944)
Gain from patent litigation	62,141	—	62,141	—
Operating income	131,278	61,116	231,987	175,489
Interest expense, net	(14,472)	(19,385)	(46,538)	(66,424)
Non-operating pension benefit (cost)	1,356	(325)	824	(880)
Loss on debt extinguishment	—	(51,594)	(22,990)	(52,441)
Income (loss) before taxes	118,162	(10,188)	163,283	55,744
Income tax benefit (expense)	(32,304)	11,133	(46,063)	6,673
Net income	85,858	945	117,220	62,417
Less: Net loss attributable to noncontrolling interest	(23)	(82)	(148)	(274)
Net income attributable to Belden	85,881	1,027	117,368	62,691
Less: Preferred stock dividends	8,732	8,732	26,198	26,198
Net income (loss) attributable to Belden common stockholders	$77,149	$(7,705)	$91,170	$36,493

Weighted average number of common shares and equivalents:
Basic	40,510	42,256	40,960	42,251
Diluted	47,678	42,256	41,268	42,663

Basic income (loss) per share attributable to Belden common stockholders:	$1.90	$(0.18)	$2.23	$0.86

Diluted income (loss) per share attributable to Belden common stockholders:	$1.80	$(0.18)	$2.21	$0.86

Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended September 30, 2018
Segment Revenues	$392,080	$266,923	$659,003
Segment EBITDA	72,210	53,750	125,960
Segment EBITDA margin	18.4%	20.1%	19.1%
Depreciation expense	7,092	4,579	11,671
Amortization of intangibles	12,322	13,211	25,533
Amortization of software development intangible assets	620	—	620
Severance, restructuring, and acquisition integration costs	9,528	2,160	11,688
Purchase accounting effects of acquisitions	821	—	821
Deferred revenue adjustments	3,229	—	3,229

For the three months ended October 1, 2017
Segment Revenues	$360,842	$260,903	$621,745
Segment EBITDA	62,109	55,747	117,856
Segment EBITDA margin	17.2%	21.4%	19.0%
Depreciation expense	6,828	4,855	11,683
Amortization of intangibles	13,920	13,242	27,162
Severance, restructuring, and acquisition integration costs	9,309	7,370	16,679
Purchase accounting effects of acquisitions	2,922	—	2,922

For the nine months ended September 30, 2018
Segment Revenues	$1,142,765	$795,102	$1,937,867
Segment EBITDA	199,943	153,401	353,344
Segment EBITDA margin	17.5%	19.3%	18.2%
Depreciation expense	21,465	14,097	35,562
Amortization of intangibles	35,301	39,689	74,990
Amortization of software development intangible assets	1,344	—	1,344
Severance, restructuring, and acquisition integration costs	46,949	10,061	57,010
Purchase accounting effects of acquisitions	2,359	—	2,359
Deferred revenue adjustments	7,889	—	7,889

For the nine months ended October 1, 2017
Segment Revenues	$1,023,924	$759,835	$1,783,759
Segment EBITDA	168,073	153,675	321,748
Segment EBITDA margin	16.4%	20.2%	18.0%
Depreciation expense	20,129	14,465	34,594
Amortization of intangibles	38,241	39,703	77,944
Severance, restructuring, and acquisition integration costs	23,701	9,138	32,839
Purchase accounting effects of acquisitions	4,089	—	4,089

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

	(In thousands)
Total Segment Revenues	$659,003	$621,745	$1,937,867	$1,783,759
Deferred revenue adjustments	(3,229)	—	(7,889)	—
Consolidated Revenues	$655,774	$621,745	$1,929,978	$1,783,759

Total Segment EBITDA	$125,960	$117,856	$353,344	$321,748
Income from equity method investment	—	2,551	—	5,835
Non-operating pension benefit (cost)	1,356	(325)	824	(880)
Eliminations	(627)	(845)	(1,616)	(2,628)
Consolidated Adjusted EBITDA (1)	126,689	119,237	352,552	324,075
Amortization of intangibles	(25,533)	(27,162)	(74,990)	(77,944)
Severance, restructuring, and acquisition integration costs	(11,688)	(16,679)	(57,010)	(32,839)
Interest expense, net	(14,472)	(19,385)	(46,538)	(66,424)
Depreciation expense	(11,671)	(11,683)	(35,562)	(34,594)
Loss on debt extinguishment	—	(51,594)	(22,990)	(52,441)
Deferred revenue adjustments	(3,229)	—	(7,889)	—
Purchase accounting effects related to acquisitions	(821)	(2,922)	(2,359)	(4,089)
Amortization of software development intangible assets	(620)	—	(1,344)	—
Loss on sale of assets	—	—	(94)	—
Gain from patent litigation	62,141	—	62,141	—
Costs related to patent litigation	(2,634)	—	(2,634)	—
Consolidated income (loss) before taxes	$118,162	$(10,188)	$163,283	$55,744

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$329,027	$561,108
Receivables, net	474,870	473,570
Inventories, net	322,194	297,226
Other current assets	50,361	40,167
Total current assets	1,176,452	1,372,071
Property, plant and equipment, less accumulated depreciation	351,628	337,322
Goodwill	1,554,830	1,478,257
Intangible assets, less accumulated amortization	537,087	545,207
Deferred income taxes	63,853	42,549
Other long-lived assets	31,062	65,207
	$3,714,912	$3,840,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$304,923	$376,277
Accrued liabilities	314,667	302,651
Total current liabilities	619,590	678,928
Long-term debt	1,503,597	1,560,748
Postretirement benefits	124,013	102,085
Deferred income taxes	38,771	27,713
Other long-term liabilities	38,639	36,273
Stockholders’ equity:
Preferred stock	1	1
Common stock	503	503
Additional paid-in capital	1,135,699	1,123,832
Retained earnings	889,189	833,610
Accumulated other comprehensive loss	(85,667)	(98,026)
Treasury stock	(549,899)	(425,685)
Total Belden stockholders’ equity	1,389,826	1,434,235
Noncontrolling interest	476	631
Total stockholders’ equity	1,390,302	1,434,866
	$3,714,912	$3,840,613

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	September 30, 2018	October 1, 2017

	(In thousands)
Cash flows from operating activities:
Net income	$117,220	$62,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	111,896	112,538
Share-based compensation	14,657	13,431
Loss on debt extinguishment	22,990	52,441
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(25,338)	(32,950)
Inventories	(16,642)	(50,232)
Accounts payable	(81,296)	30,290
Accrued liabilities	(29,474)	(54,828)
Income taxes	4,463	(32,071)
Other assets	(13,267)	(9,046)
Other liabilities	(4,350)	11,625
Net cash provided by operating activities	100,859	103,615
Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(84,580)	(166,896)
Capital expenditures	(63,451)	(33,430)
Proceeds from disposal of tangible assets	1,556	15
Proceeds from disposal of business	40,171	—
Net cash used for investing activities	(106,304)	(200,311)
Cash flows from financing activities:
Payments under borrowing arrangements	(484,757)	(1,105,892)
Payments under share repurchase program	(125,000)	(11,508)
Cash dividends paid	(32,421)	(32,535)
Debt issuance costs paid	(7,609)	(16,586)
Withholding tax payments for share-based payment awards	(2,004)	(5,421)
Redemption of stockholders' rights agreement	(411)	—
Borrowings under credit arrangements	431,270	866,700
Net cash used for financing activities	(220,932)	(305,242)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(5,704)	15,185
Decrease in cash and cash equivalents	(232,081)	(386,753)
Cash and cash equivalents, beginning of period	561,108	848,116
Cash and cash equivalents, end of period	$329,027	$461,363

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

	(In thousands, except percentages and per share amounts)
GAAP revenues	$655,774	$621,745	$1,929,978	$1,783,759
Deferred revenue adjustments	3,229	—	7,889	—
Adjusted revenues	$659,003	$621,745	$1,937,867	$1,783,759

GAAP gross profit	$260,857	$239,849	$749,047	$705,327
Severance, restructuring, and acquisition integration costs	4,820	12,406	21,482	26,523
Deferred revenue adjustments	3,229	—	7,889	—
Purchase accounting effects related to acquisitions	558	2,922	1,833	4,089
Amortization of software development intangible assets	620	—	1,344	—
Accelerated depreciation	—	266	—	798
Adjusted gross profit	$270,084	$255,443	$781,595	$736,737

GAAP gross profit margin	39.8%	38.6%	38.8%	39.5%
Adjusted gross profit margin	41.0%	41.1%	40.3%	41.3%

GAAP selling, general and administrative expenses	$(132,716)	$(116,129)	$(396,430)	$(346,786)
Severance, restructuring, and acquisition integration costs	6,341	4,174	30,287	6,264
Costs related to patent litigation	2,634	—	2,634	—
Purchase accounting effects related to acquisitions	263	—	526	—
Loss on sale of assets	—	—	94	—
Adjusted selling, general and administrative expenses	$(123,478)	$(111,955)	$(362,889)	$(340,522)

GAAP research and development	$(33,471)	$(35,442)	$(107,781)	$(105,108)

Severance, restructuring, and acquisition integration costs	527	99	5,241	52
Adjusted research and development	$(32,944)	$(35,343)	$(102,540)	$(105,056)

GAAP net income attributable to Belden	$85,881	$1,027	$117,368	$62,691
Interest expense, net	14,472	19,385	46,538	66,424
Income tax expense (benefit)	32,304	(11,133)	46,063	(6,673)
Loss on debt extinguishment	—	51,594	22,990	52,441
Noncontrolling interest	(23)	(82)	(148)	(274)
Total non-operating adjustments	46,753	59,764	115,443	111,918

Amortization of intangible assets	25,533	27,162	74,990	77,944
Severance, restructuring, and acquisition integration costs	11,688	16,679	57,010	32,839
Deferred revenue adjustments	3,229	—	7,889	—
Purchase accounting effects related to acquisitions	821	2,922	2,359	4,089
Amortization of software development intangible assets	620	—	1,344	—
Loss on sale of assets	—	—	94	—
Accelerated depreciation	—	266	—	798
Gain from patent litigation	(62,141)	—	(62,141)	—
Costs related to patent litigation	2,634	—	2,634	—
Total operating income adjustments	(17,616)	47,029	84,179	115,670
Depreciation expense	11,671	11,417	35,562	33,796

Adjusted EBITDA	$126,689	$119,237	$352,552	$324,075

GAAP net income margin	13.1%	0.2%	6.1%	3.5%
Adjusted EBITDA margin	19.2%	19.2%	18.2%	18.2%

GAAP net income attributable to Belden	$85,881	$1,027	$117,368	$62,691
Operating income adjustments from above	(17,616)	47,029	84,179	115,670
Loss on debt extinguishment	—	51,594	22,990	52,441
Tax effect of adjustments above	8,776	(25,782)	(17,859)	(44,750)
Impact of Tax Cuts and Jobs Act enactment	4,835	—	5,308	—
Amortization expense attributable to noncontrolling interest, net of tax	(17)	(16)	(50)	(47)
Adjusted net income attributable to Belden	$81,859	$73,852	$211,936	$186,005

GAAP net income attributable to Belden	$85,881	$1,027	$117,368	$62,691
Less: Preferred stock dividends	—	8,732	26,198	26,198
GAAP net income (loss) attributable to Belden common stockholders	$85,881	$(7,705)	$91,170	$36,493

Adjusted net income attributable to Belden	$81,859	$73,852	$211,936	$186,005
Less: Preferred stock dividends	—	—	—	26,198
Adjusted net income attributable to Belden common stockholders	$81,859	$73,852	$211,936	$159,807

GAAP income (loss) per diluted share attributable to Belden common stockholders	$1.80	$(0.18)	$2.21	$0.86
Adjusted income per diluted share attributable to Belden common stockholders	$1.72	$1.49	$4.40	$3.75

GAAP diluted weighted average shares	47,678	42,256	41,268	42,663
Adjustment for assumed conversion of preferred stock into common stock	—	6,848	6,857	—
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	—	414	—	—
Adjusted diluted weighted average shares	47,678	49,518	48,125	42,663

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

	(In thousands)
GAAP net cash provided by operating activities	$130,221	$68,834	$100,859	$103,615
Capital expenditures, net of proceeds from the disposal of tangible assets	(23,919)	(11,218)	(61,895)	(33,415)
Non-GAAP free cash flow	$106,302	$57,616	$38,964	$70,200

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2018 REVENUES AND EARNINGS GUIDANCE

	Year Ended December 31, 2018	Three Months Ended December 31, 2018
Adjusted revenues	$2.595 - $2.615 billion	$657 - $677 million
Deferred revenue adjustments	($10 million)	($3 million)
GAAP revenues	$2.585 - $2.605 billion	$654 - $674 million

Adjusted income per diluted share attributable to Belden common stockholders	$6.00 - $6.10	$1.60 - $1.70
Amortization of intangible assets	(1.92)	(0.48)
Severance, restructuring, and acquisition integration costs	(1.29)	(0.22)
Gain from patent litigation, net of costs	0.96	—
Loss on debt extinguishment	(0.41)	—
Deferred revenue adjustments	(0.20)	(0.06)
Purchase accounting effects of acquisitions	(0.05)	—
GAAP income per diluted share attributable to Belden common stockholders	$3.09 - $3.19	$0.84 - $0.94
Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the release may contain forward-looking statements including our expectations for the fourth quarter and full-year 2018. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global broadcast, enterprise, and industrial markets; volatility in credit and foreign exchange markets; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the increased influence of chief information officers and similar high-level executives; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; difficulty in forecasting revenue due to the unpredictable timing of large orders; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of changes in global tariffs and trade agreements; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Quarterly Report on Form 10-Q for the quarter ended July 1, 2018, filed with the SEC on August 6, 2018. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com